UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14 6300 Zug, Switzerland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +41 (0)41 561 32 77

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, nominal value CHF 0.03	CRSP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Amended and Restated Joint Development and Commercialization Agreement.

In December 2017, CRISPR Therapeutics AG, CRISPR Therapeutics Limited, CRISPR Therapeutics, Inc., and TRACR Hematology Ltd (together, “CRISPR”) and Vertex Pharmaceuticals Incorporated and Vertex Pharmaceuticals (Europe) Limited (together, “Vertex”) entered into a Joint Development and Commercialization Agreement (the “Joint Development Agreement”) pursuant to which the parties agreed to, among other things, co-develop and co-commercialize CTX001TM and other product candidates specified in the Joint Development Agreement.

On April 16, 2021, CRISPR and Vertex agreed to amend and restate the Joint Development Agreement and entered into an Amended and Restated Joint Development and Commercialization Agreement (the “A&R JDCA”), pursuant to which the parties agreed to, among other things, (a) adjust the governance structure for the collaboration and adjust the responsibilities of each party thereunder; (b) adjust the allocation of net profits and net losses between the parties with respect to CTX001 only; and (c) exclusively license (subject to CRISPR Entities’ reserved rights to conduct certain activities) certain intellectual property rights to Vertex relating to the specified product candidates and products (including CTX001) that may be researched, developed, manufactured and commercialized under such agreement.

The A&R JDCA includes, among other things, provisions relating to the following:

Governance; Activities. CRISPR and Vertex will establish the following committees: (i) a joint oversight committee to provide high-level oversight and (ii) a transition committee to provide for forum planning, discussing and sharing information regarding certain transition activities until completion of such activities. Effective as of the closing of the transaction contemplated by the A&R JDCA, the previously established collaboration strategy team and all working groups established by such team will be disbanded. Each of the committees will contain an equal number of representatives from each of CRISPR and Vertex.  The A&R JDCA provides that, subject to the terms and conditions of such agreement, Vertex will have the right to conduct all research, development, manufacturing and commercialization activities relating to the specified product candidates and products (including CTX001) throughout the world subject to CRISPR’s reserved right to conduct certain activities. CRISPR continues to participate in certain aspects of such activities in an observer capacity unless and to the extent otherwise agreed to by the parties.

Financial Terms. In connection with the closing of the transaction contemplated by the A&R JDCA, CRISPR will receive a $900 million up-front payment from Vertex and a one-time $200 million milestone payment upon receipt by Vertex of the first marketing approval of the initial product candidate from the U.S. Food and Drug Administration or the European Commission. The net profits and net losses, as applicable, incurred under the A&R JDCA with respect to all product candidates and products specified in the A&R JDCA other than CTX001 shall be shared equally between CRISPR and Vertex.  With respect to CTX001 only, the net profits and net losses, as applicable, incurred under the A&R JDCA through July 1, 2021 (or such applicable later date in the event HSR clearance has not been received by October 1, 2021) in connection with the initial shared product (i.e., CTX001) will be shared equally between CRISPR and Vertex, and beginning July 1, 2021 (or such applicable later date in the event HSR clearance has not been received by October 1, 2021), the net profits and net losses, as applicable, incurred under the A&R JDCA will be allocated 40% to CRISPR and 60% to Vertex.

Termination. Either party can terminate the A&R JDCA upon the other party’s material breach, subject to specified notice and cure provisions, or, in the case of Vertex, in the event that CRISPR becomes subject to specified bankruptcy, winding up or similar circumstances. Either party may terminate the A&R JDCA in the event the other party commences or participates in any action or proceeding challenging the validity or enforceability of any patent that is licensed to such challenging party pursuant to the A&R JDCA. Vertex also has the right to terminate the A&R JDCA for convenience at any time after giving prior written notice.

If circumstances arise pursuant to which a party would have the right to terminate the A&R JDCA on account of an uncured material breach, such party may elect to keep the A&R JDCA in effect and cause such breaching party to be treated as if it had exercised its opt-out rights with respect to the products associated with such uncured material breach (described below) and the royalties payable to the breaching party would be reduced by a specified percentage.

Opt-Out Rights. Either party may opt out of the development of a product candidate under the A&R JDCA after predetermined points in the development of the product candidate, on a candidate-by-candidate basis. In the event of such opt-out, the party opting-out will no longer share in the net profits and net losses associated with such product candidate and, instead, the opting-out party will be entitled to high single to mid-teen percentage royalties on the net sales of such product, if commercialized.

The closing of the transaction contemplated by the A&R JDCA is subject to certain conditions including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and any other required antitrust clearance.

The foregoing description of the A&R JDCA is only a brief description of the terms of such agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by such agreement, which will be filed with the Securities and Exchange Commission as an exhibit to CRISPR’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 if not earlier.

Item 7.01.	Regulation FD Disclosure.

On April 20, 2021, CRISPR issued a press release announcing, among other things, the entry into the A&R JDCA. A copy of the press release is attached hereto as Exhibits 99.1.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by CRISPR Therapeutics AG and Vertex Pharmaceuticals Incorporated, dated April 20, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR THERAPEUTICS AG

Date: April 20, 2021	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D.
Chief Executive Officer